Exhibit T3B.64A

ASSIGNMENT OF PARTNERSHIP INTEREST

THE GALLERIA ASSOCIATES, L.P.

This Assignment of Partnership Interest (the “Assignment”) is made and entered into to be effective as of the 25th day of October, 2021 (the “Effective Date”).

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, CBL & Associates Limited Partnership, a Delaware limited partnership, (the “Assignor”) does hereby contribute, assign, transfer, distribute, and convey to CBL CoolSprings Crossing HoldCo GP, LLC, a Tennessee limited partnership (the “Assignee”) the general partnership interest (the “Interests”) described on Schedule A attached hereto and made a part hereof, standing in the name of the Assignor on the books of The Galleria Associates, L.P., a Tennessee limited partnership (the “Partnership”), together with any and all rights, privileges, and benefits, pertaining thereto.

This Assignment is being made pursuant to and in accordance with the Amended and Restated Agreement of Limited Partnership of The Galleria Associates, L.P. dated October 29, 1993, including amendments, modifications or supplements thereto (collectively, the “Agreement”).

Assignor certifies that it has the full power to make this Assignment under the Agreement, that this Assignment is being made in compliance with and pursuant to the Agreement and that the Interests have not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated, or assigned. Assignor agrees and acknowledges that it hereby ceases to be a Partner of the Partnership as of the Effective Date.

Assignee accepts the assignment of Interests hereunder and agrees that, concurrent with the execution hereof, Assignee shall execute a modification to the Agreement, effective immediately following the effectiveness of this Assignment (the “Amendment”).

Assignor and Assignee agree that following the assignment of Interests and execution of the Amendment, (a) Assignee will be admitted as the General Partner of the Partnership, (b) Assignor will cease to be the General Partner of the Partnership, (c) the Partnership shall continue without dissolution, and (d) the Agreement shall remain in full force and effect as modified by the Amendment (the “Amended Agreement”).

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IN WITNESS WHEREOF, this Assignment is executed effective as of the date set forth above.

ASSIGNOR:

CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

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[ASSIGNEE SIGNATURE FOLLOWS]

ACCEPTANCE

Assignee hereby accepts the foregoing assignment of the Interests, agrees that it is hereby admitted to the Partnership as a Limited Partner of the Partnership on the Effective Date of the Assignment, and agrees to be bound by and subject at all times to all of the terms and conditions of the Amended Agreement as now in effect or hereafter amended, which Amended Agreement is incorporated herein by reference.

Dated as of October 25, 2021.

ASSIGNEE:

CBL COOLSPRINGS CROSSING HOLDCO GP, LLC,
a Tennessee limited partnership

By:	CBL Outparcel HoldCo, LLC,
its sole member

By:	CBL & Associates HoldCo II, LLC,
its sole member

By:	CBL & Associates Limited Partnership,
its sole member

By:	CBL Holdings I, Inc.,
its general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

SCHEDULE A

99.9% general partnership interest in The Galleria Associates, L.P.

MODIFICATION NO. TWO TO THE

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF

THE GALLERIA ASSOCIATES, L.P.

This Modification No. Two to the Amended and Restated Agreement of Limited Partnership of The Galleria Associates, L.P. (the “Amendment”) is made and entered into to be effective as of this 25th day of October, 2021, CBL & Associates HoldCo II, LLC, a Delaware limited liability company (“Limited Partner”), and CBL CoolSprings Crossing HoldCo GP, LLC, a Tennessee limited partnership (“General Partner”).

WITNESSETH:

WHEREAS, The Galleria Associates, L.P., a Tennessee limited partnership (the “Partnership”) is governed by that certain Amended and Restated Agreement of Limited Partnership dated as of October 29, 1993 (the “Agreement”);

WHEREAS, immediately prior to the execution of this Amendment, CBL & Associates Limited Partnership, a Delaware limited partnership (the “Original General Partner”) has assigned 100% of its beneficial and ownership interests in The Galleria Associates, L.P. to the General Partner which constitutes a 99.9% general partnership interest in the Partnership pursuant to a separate assignment of even date herewith (the “CBL-OP Assignment”);

WHEREAS, immediately prior to the execution of this Amendment, CBL & Associates Properties, Inc., a Delaware corporation (the “Original Limited Partner”) has assigned 100% of its beneficial and ownership interests in The Galleria Associates, L.P. to the Limited Partner which constitutes a 0.1% general partnership interest in the Partnership pursuant to a separate assignment of even date herewith (the “REIT Assignment”);

WHEREAS, the General Partner joined in to consent to and acknowledge the REIT Assignment;

WHEREAS, General Partner and the Limited Partners desire to amend and modify the Agreement (i) to reflect the Assignment, including recording the Partners, of the Partnership on the books and records of the Partnership, and (ii) to make certain amendments and modifications to the Agreement as set forth below.

NOW, THEREFORE, Limited Partners and General Partner do hereby modify and amend the Agreement as follows:

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1.	Notwithstanding anything to the contrary contained in the Agreement, the definition of “Partners” shall be the Partners shown on Exhibit B attached hereto and incorporated herein.

Except as herein modified, the Agreement shall remain in full force and effect.

Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

GENERAL PARTNER:

CBL COOLSPRINGS CROSSING HOLDCO GP, LLC,
a Tennessee limited partnership

By:	CBL Outparcel HoldCo, LLC,
its sole member

By:	CBL & Associates HoldCo II, LLC,
its sole member

By:	CBL & Associates Limited Partnership,
its sole member

By:	CBL Holdings I, Inc.,
its general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

LIMITED PARTNER:

CBL & ASSOCIATES HOLDCO II, LLC,

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

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EXHIBIT “B”

To Modification No. Two To

Amended and Restated Agreement of Limited Partnership Of

THE GALLERIA ASSOCIATES, L.P.

Name, Address	Percentage Interest
GENERAL PARTNER: CBL COOLSPRINGS CROSSING HOLDCO GP, LLC CBL Center, Suite 500 2030 Hamilton Place Blvd Chattanooga, TN 37421	99.9%
LIMITED PARTNERS: CBL & ASSOCIATES HOLDCO II, LLC CBL Center, Suite 500 2030 Hamilton Place Blvd Chattanooga, TN 37421	0.1%

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